As filed with the Securities and Exchange Commission on January 29, 2015.

Registration No. 333-148024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MetLife, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-4075851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Park Avenue New York, New York 10166-0188
(Address of Principal Executive Offices) (Zip Code)

Savings and Investment Plan for Employees of

Metropolitan Life and Participating Affiliates

(Full title of plan)

Ricardo A. Anzaldua, Esq.

Executive Vice President and General Counsel

MetLife, Inc.

200 Park Avenue

New York, New York 10166-0188

(212) 578-2211

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On December 12, 2007, MetLife, Inc. filed a registration statement on Form S-8 (Registration No. 333-148024) (the “Registration Statement”) to register 1,000,000 shares of its common stock issuable under the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (the “SIP”), the New England Life Insurance Company 401(k) Savings Plan and Trust, the New England Agents’ Retirement Plan and Trust, or the New England Agents’ Deferred Compensation Plan and Trust. Effective January 1, 2015, the New England Life Insurance Company 401(k) Savings Plan and Trust and the New England Agents’ Deferred Compensation Plan and Trust (together, the “Merged New England Plans”) were each merged into the SIP, with the SIP being the surviving and continuing plan. This Post-Effective Amendment Number 1 is being filed to disclose that, effective January 1, 2015, no further shares of MetLife, Inc. common stock will be issued under the Merged New England Plans and to deregister any plan interests related to the Merged New England Plans registered under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of January, 2015.

METLIFE, INC.

By:	/s/ Ricardo A. Anzaldua
Name: Ricardo A. Anzaldua
Title: Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees of (or other persons who administer) the SIP, as successor in interest to each of the Merged New England Plans, have caused this certification/notice to be signed on its behalf by the undersigned duly authorized person, in the City of New York, State of New York, on this 29th day of January, 2015.

Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (as successor in interest to each of the New England Life Insurance Company 401(k)Savings Plan and Trust and the New England Agents’ Deferred Compensation Plan and Trust)

By:	/s/ Mark J. Davis
	Name:	Mark J. Davis
	Title:	Plan Administrator

SIGNATURES FOR POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

* Cheryl W. Grisé	Director	January 29, 2015

* Carlos M. Gutierrez	Director	January 29, 2015

* R. Glenn Hubbard	Director	January 29, 2015

* John M. Keane	Director	January 29, 2015

* Alfred F. Kelly, Jr.	Director	January 29, 2015

* William E. Kennard	Director	January 29, 2015

* James M. Kilts	Director	January 29, 2015

* Catherine R. Kinney	Director	January 29, 2015

* Denise M. Morrison	Director	January 29, 2015

* Kenton J. Sicchitano	Director	January 29, 2015

* Lulu C. Wang	Director	January 29, 2015

/s/ Steven A. Kandarian Steven A. Kandarian	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 29, 2015

/s/ John C. R. Hele John C. R. Hele	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 29, 2015

/s/ Peter M. Carlson Peter M. Carlson	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 29, 2015

* Pursuant to Power of Attorney:

/s/ Ricardo A. Anzaldua Ricardo A. Anzaldua	Executive Vice President and General Counsel	January 29, 2015

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney